UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2017
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 N. Main Street
Euless, Texas 76039
(Address of principal executive offices, including ZIP code)

(817) 835-4105
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer and Principal Financial Officer

As previously reported, on September 5, 2017, the board of directors (the “Board”) of U.S. Concrete, Inc. (the “Company”) appointed John E. Kunz as the Company’s Senior Vice President and Chief Financial Officer, effective as of October 2, 2017.

On October 2, 2017, the Company and Mr. Kunz entered into an Executive Severance Agreement (the “Executive Severance Agreement”), which is effective as of October 2, 2017 and provides that if Mr. Kunz's employment is terminated without “cause” by the Company or by Mr. Kunz for “good cause” prior to, or more than one year following, a “change in control,” he would be entitled to the following severance payments and benefits:

•	a lump-sum cash payment equal to his annual base salary in effect on the date of termination;

•
a lump-sum cash payment equal to the amount of (1) his target annual bonus in respect of the bonus year in which the termination occurs, prorated according to his length of service during the bonus year and (2) the value of any unused vacation days earned in the year in which the termination occurs;

•
payment by the Company of his applicable medical continuation premiums for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for his then-current Company medical plan election (if any) for 18 months after termination; and

•
accelerated vesting of 50% of all of his previously granted, outstanding and unvested equity and similar awards that would otherwise have vested during the twelve-month period following the date of termination (assuming for such purpose such termination had not occurred). Any equity awards then held by Mr. Kunz that are or become vested and exercisable on the date of termination will remain exercisable until the earlier of (1) the expiration of the twelve-month period following his termination and (2) the expiration date of the original term of the applicable equity award. Any stock options, restricted stock awards, restricted stock units and similar awards granted to Mr. Kunz that remain unvested on the date of termination will be immediately forfeited and canceled.

In the event that Mr. Kunz’s employment is terminated by the Company without “cause” or by Mr. Kunz for “good cause” within one year following a “change in control” as defined in the Executive Service Agreement, he would be entitled to the following severance payments and benefits:

•
a lump-sum cash payment equal to two times the sum of (1) his annual base salary in effect on the termination date and (2) the amount of his full target bonus in respect of the bonus year in which the termination occurs;

•	a lump-sum cash payment equal to the value of his accrued but unpaid salary through the date of such termination, and his unused vacation days earned for the year in which the termination occurs;

•
payment by the Company of his applicable medical continuation premiums for continuation coverage under COBRA for his then-current Company medical plan election (if any) for 18 months after termination; and

•
accelerated vesting of all outstanding and previously unvested stock options, restricted stock awards, restricted stock units and similar awards granted to Mr. Kunz by the Company prior to his termination.

In the event that the Company consummates a change in control, whether or not Mr. Kunz’s employment is terminated, Mr. Kunz will be entitled to acceleration of all stock options, restricted stock awards, restricted stock units and similar awards granted to Mr. Kunz by the Company prior to the change in control and shall remain outstanding and in effect in accordance with their terms, and any restrictions, forfeiture conditions or other conditions or criteria applicable to any such awards shall lapse immediately upon the change in control.

In the event that Mr. Kunz's employment is terminated by reason of his death or long-term/permanent disability, he or his heirs would be entitled to substantially the same benefits as described above with respect to a termination by the Company without cause or by Mr. Kunz for good cause in the absence of a change in control, except that any unvested equity awards held by Mr. Kunz would be forfeited and canceled immediately upon such termination.

Mr. Kunz’s Executive Severance Agreement is generally designed to avoid the adverse effects of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). The Executive Severance Agreement provides that if any portion of the payments or benefits under such agreement or under any other agreement for Mr. Kunz would constitute an excess parachute payment for purposes of the Code, such payments and benefits will be reduced so that Mr. Kunz will be entitled to receive $1 less than the maximum amount that he could receive without becoming subject to the 20% excise tax imposed by the Code on certain excess parachute payments.

In addition, on October 2, 2017, the Company and Mr. Kunz entered into the Company’s form of Indemnification Agreement, which provides indemnification for Mr. Kunz for certain events or occurrences while he serves the Company as an officer or director or in certain other capacities at the Company’s request.

The foregoing descriptions do not claim to be complete and are qualified in their entirety by reference to the Executive Severance Agreement attached hereto as Exhibit 10.1 and the Indemnification Agreement attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Executive Severance Agreement, by and between U.S. Concrete, Inc. and John Kunz, dated October 2, 2017.
10.2	Indemnification Agreement, by and between U.S. Concrete, Inc. and John Kunz, dated October 2, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: October 6, 2017	By:	/s/ William J. Sandbrook
William J. Sandbrook
President, Chief Executive Officer and Vice Chairman
(Principal Executive)

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Executive Severance Agreement, by and between U.S. Concrete, Inc. and John Kunz, dated October 2, 2017.
10.2	Indemnification Agreement, by and between U.S. Concrete, Inc. and John Kunz, dated October 2, 2017.